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                                                                    Exhibit 3.80

                              ARTICLES OF AMENDMENT
                               BY THE SHAREHOLDERS
                                     TO THE
                            ARTICLES OF INCORPORATION
                            OF TEXAS DRY CONCRETE CO.

                                                    ----------------------------
                                                     Filed in the office of the
                                                     Secretary of State of Texas
                                                    This 21 day of January, 1969
                                                              Illegible
                                                    ----------------------------

                                      * * *

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which changes the name of the corporation:

     ARTICLE ONE. The name of the corporation is TEXAS DRY CONCRETE CO.

     ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders on January 6, 1969.

          Article One of the Articles of Incorporation is hereby amended so as to read as follows:

          The name of this Corporation is SOUTHERN NO-JOINT PIPE COMPANY.

     ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

     ARTICLE FOUR. The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

     DATED: January 6, 1969.

                                               TEXAS DRY CONCRETE CO.


                                               By /s/ Robert D. Rogers
                                                  ------------------------------
                                                       ROBERT D. ROGERS
                                                      Its Vice President


                                               and /s/ Robert C. Moore
                                                   -----------------------------
                                                       ROBERT C. MOORE
                                                    Its Assistant Secretary

STATE OF TEXAS          )

COUNTY OF DALLAS        )

     I, C. Joyce Covin, a Notary Public, do hereby certify that on this 15th day of January, 1969, personally appeared

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before me ROBERT D. ROGERS, who declared he is Vice President of the corporation executing the foregoing document, and being first duly sworn, acknowledged that he signed the foregoing documents in the capacity therein set forth and declared that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.


                                                      /s/ Joyce Covin
                                               ---------------------------------
                                                       Notary Public